EXHIBIT 23.01








INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration
Statements Nos. 33-3777, 33-16650, 33-55383, 33-63956 and 333-12463 on
Form S-8 of our report, dated April 26, 2000, with respect to the consolidated financial statements and schedule of Park Electrochemical Corp. included in the Annual Report on Form 10-K of Park Electrochemical Corp. for the fiscal year ended February 27, 2000.



ERNST & YOUNG LLP



New York, New York
May 24, 2000






[ex2301]